As filed with the Securities and Exchange Commission on September 24, 2004
                                                   Registration No. 333 - ______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933

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                                 E.PIPHANY, INC.
             (Exact name of Registrant as specified in its charter)

                                   ----------

                DELAWARE                               77 -0443392
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)              Identification Number)

                                475 Concar Drive
                           San Mateo, California 94402
   (Address, including zip code, of Registrant's principal executive offices)

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                                 1999 Stock Plan
                            (Full title of the Plan)

                                   ----------

                               Andy Sherman, Esq.
                         Senior Vice President, General
                              Counsel and Secretary
                                 E.piphany, Inc.
                                475 Concar Drive
                           San Mateo, California 94402
                                 (650) 356-3800
(Name, address, and telephone number, including area code, of agent for service)

                                   ----------

                                    Copy to:
                              Aaron J. Alter, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE
=========================================================================================
                                              PROPOSED        PROPOSED
                             AMOUNT            MAXIMUM         MAXIMUM        AMOUNT OF
TITLE OF SECURITIES TO       TO BE         OFFERING PRICE     AGGREGATE      REGISTRATION
   BE REGISTERED          REGISTERED(1)       PER SHARE     OFFERING PRICE       FEE
-----------------------------------------------------------------------------------------
1999 Stock Plan........  2,988,870 shares  $      3.885(2)  $ 11,611,760(2)   $ 1,472
-----------------------------------------------------------------------------------------
Total..................  2,988,870 shares                                     $ 1,472
=========================================================================================

(1) This registration statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock.
(2) The proposed maximum offering price per share was determined pursuant to Rule 457(h) under the Securities Act of 1933 to be equal to $3.885 per share, the average of the high and low price of the Registrant's common stock as reported on the Nasdaq Stock Market on September 20, 2004.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE:

        This registration statement is filed with respect to additional shares of common stock that may be issued under the Registrant's 1999 Stock Plan as a result of certain automatic annual increases in the number of authorized shares reserved for issuance under this plan.

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents and information filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference:

        1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 2003 (SEC File No. 000-27183), filed with the Commission on March 8, 2004.

        2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed with the Commission on May 10, 2004.

        3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the Commission on August
                6, 2004.

        4. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in paragraph (1) above.

        5. The description of the Registrant's common stock as set forth in the registration statement filed by the Company on Form 8-A, as declared effective by the Commission on August 30, 1999.

        In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

        Article IX of the Registrant's Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

        Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

        The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8.   EXHIBITS

          EXHIBIT
           NUMBER                           DOCUMENT
          -------   ------------------------------------------------------------
            5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation ("WSGR"), with respect to the legality of the
                    securities being registered
           10.1*    Registrant's 1999 Stock Plan
           23.1     Consent of Ernst & Young LLP, Independent Registered Public
                    Accounting Firm
           23.2     Statement Regarding Consent of Arthur Andersen LLP
           23.3     Consent of WSGR (contained in Exhibit 5.1)
           24.1     Power of Attorney (see page 4)
          ----------
          (*) Previously filed as an exhibit to Registrant's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 000-27183), filed with the Commission on March 6, 2002.

ITEM 9.   UNDERTAKINGS

        (a)     The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the items described in Item 6 of Part II of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Mateo, state of California, on September 24, 2004.

                                        E.piphany, Inc.

                                        By:  /s/ Karen A. Richardson
                                             -----------------------------
                                             Karen A. Richardson
                                             Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Karen A. Richardson and Kevin J. Yeaman and each of them, acting individually, as his or her attorney-in-fact, with full power of substitution, for him or her and in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the registration statement.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                         TITLE                                    DATE
-------------------------------   -------------------------------------   --------------------------
/s/ Karen A. Richardson           Chief Executive Officer                     September 24, 2004
-------------------------------   (Principal Executive Officer)
    Karen A. Richardson

/s/ Kevin J. Yeaman               Chief Financial Officer (Principal          September 24, 2004
-------------------------------   Financial and Accounting Officer)
    Kevin J. Yeaman

/s/ Fred Anderson                 Director                                    September 24, 2004
-------------------------------
    Fred Anderson

/s/ Mohan Gyani                   Director                                    September 24, 2004
-------------------------------
    Mohan Gyani

/s/ Paul M. Hazen                 Director                                    September 24, 2004
-------------------------------
    Paul M. Hazen

/s/ Robert L. Joss                Director                                    September 24, 2004
-------------------------------
    Robert L. Joss

/s/ Douglas J. Mackenzie          Director                                    September 24, 2004
-------------------------------
    Douglas J. Mackenzie

/s/ Roger S. Siboni               Director                                    September 24, 2004
-------------------------------
    Roger S. Siboni

                                INDEX TO EXHIBITS

  EXHIBIT
   NUMBER                               DOCUMENT
------------   ----------------------------------------------------------------
     5.1       Opinion of WSGR with respect to the legality of the securities being registered
    10.1*      Registrant's 1999 Stock Plan
    23.1       Consent of Ernst & Young LLP, Independent Registered Public
               Accounting Firm
    23.2       Statement Regarding Consent of Arthur Andersen LLP
    23.3       Consent of WSGR (contained in Exhibit 5.1)
    24.1       Power of Attorney (see page 4)
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(*)  Previously filed as an exhibit to Registrant's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 000-27183), filed with the Commission on March 6, 2002.